  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 21, 2021
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Item 9.01    Financial Statement and Exhibits.

        SIGNATURES

        INDEX TO EXHIBITS

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on May 5, 2021, Jack Holmes notified the Board of Directors (the “Board”) of Sharps Compliance Corp. (the “Company”) that he had decided to decline to stand for re-election at the Company’s 2021 Annual Meeting but would continue to serve as a director until the 2021 Annual Meeting. Subsequently, Mr. Holmes has decided to resign effective May 21, 2021 to focus on other business commitments. His decision is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

A copy of the Company's press release regarding the resignation and letter agreement in connection with the resignation are attached hereto as Exhibit 99.1 and Exhibit 99.2. The letter agreement is incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits.
        None
99.1 Press Release, dated May 24, 2021
Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2021                     SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number
99.1	Press Release, dated May 24, 2021.
99.2	Letter Agreement